Exhibit 99.3

Alberton Acquisition Corporation

Charter of the Nominating and Corporate Governance Committee

of the Board of Directors

This Charter governs the operations of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors of Alberton Acquisition Corporation, a British Virgin Islands company (the “Company”). The Committee shall review and reassess the adequacy of the Charter annually or at such other times as the Committee deems appropriate and recommend any proposed changes to the Board of Directors of the Company (the “Board”) for approval.

Organization

The Committee shall consist of at least two (2) members of the Board. Each member shall be free from any relationship that, as determined by the Board, would interfere with the exercise of his or her independent judgment and will meet the required standards for independence required of members of the Company’s audit committee as set forth in applicable rules and regulations of The NASDAQ Capital Market (“Nasdaq”) and the Securities and Exchange Commission to the extent the Company’s securities are then listed on Nasdaq. The Board shall appoint the members of the Committee and the Committee chairperson (the “Chairperson”).

Committee members shall serve for such terms as the Board may determine, or until their earlier resignation, death or removal and may be removed by the Board in its discretion.

Statement of Policy

The purpose of the Committee shall be to:

●	Identify, review and evaluate candidates to serve as directors of the Company;

●	Evaluate the Board composition and performance, and recommend nominations and re-election of directors, including recommendations of directors to serve on committees of the Board;

●	Administer and oversee all aspects of the Company’s corporate governance functions on behalf of the Board; and

●	Make recommendations to the Board regarding corporate governance issues and related policies for risk assessment and risk management.

Operating Principles and Processes

In fulfilling its functions and responsibilities, the Committee shall give due consideration to the following operating principles and processes. The Committee shall:

●	Make regular and meaningful contacts throughout the year with the Chairman of the Board, other committee chairpersons, members of senior management and independent professional advisors to the Board and its various committees, since such contacts are important and significant for strengthening the Committee’s knowledge of relevant current and prospective corporate governance issues.

●	Keep apprised of legislative and regulatory developments and other important corporate governance issues and trends in corporate governance practices. Develop and participate in, along with management and such external and internal resources as deemed necessary by the Committee, a process for systematic review of such developments, issues, and trends that could potentially impact the Company and, as appropriate, make recommendations for changes in the Company’s corporate governance policy to enhance the effectiveness of the Committee.

●	Perform such other functions, and have such powers, as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder.

●	Report all material activities of the Committee to the Board from time to time, or whenever so requested by the Board, through the Chairperson.

Responsibilities

The operation of the Committee will be subject to, as long as the Company is a British Virgin Islands company, the provisions of the amended and restated Articles of Association of the Company and the BVI Business Companies Act 2004 (as amended), or after the Company has domesticated to Cayman Islands, the provisions of the Articles of Association of the Company and the Cayman Companies Law (Revised), as amended, to each as in effect from time to time. The Committee will have the full power and authority to carry out the following primary responsibilities or to delegate such power and authority to one or more subcommittees of the Committee to the extent permitted by applicable law. The Committee shall:

●	Establish criteria for membership of the Board, including standards for the independence of directors to serve on the Board and committees of the Board.

●	Consider and assess the independence of the directors, including whether a majority of the Board continues to be independent from management in both fact and appearance, and to the extent applicable, within the meaning prescribed by Nasdaq.

●	Identify, evaluate, review and nominate qualified candidates to serve on the Board and to each of the Board’s committees. Candidates for director nominees will be reviewed in the context of composition of the Board, the Company’s operating requirements and the long-term interests of the Company’s shareholders. In assessing the qualifications of the candidates, the Committee will consider diversity, age, skills and such other factors as it deems appropriate given the Company’s current needs and those of the Board to maintain a balance of knowledge, experience and capability.

●	Evaluate, review and consider the nomination of current directors for re-election to the Board and monitor the size of the Board.

●	Consider shareholders recommendations for director nominations and other proposals submitted by shareholders; provided, with respect to those candidates recommended by shareholders, that such recommendation is made in accordance with the Company’s procedures for nomination of directors by shareholders as provided in the Company’s amended and restated Articles of Association. Further, establish any procedures to facilitate shareholder communications with the Board and make any such disclosures required by applicable law in the course of exercising such authority.

●	Develop a set of corporate governance principles and policies applicable to the Company, periodically review and assess these principles and policies and their application, and recommend any necessary changes to the Board for approval, including an annual review of the Company’s corporate governance guidelines.

●	Review with management and the Board the adequacy of and compliance with the Company’s Code of Ethics (the “Code of Ethics”) and the results of management’s efforts to monitor compliance with the Company’s policies designed to ensure adherence to applicable laws and rules.

●	Periodically review the Company’s policy statements to determine their adherence to the Code of Ethics.

●	Make recommendations in connection with directors’ and officers’ indemnification and insurance matters.

●	Develop and oversee an orientation program for new directors and continuing education program for all directors.

●	At least annually, review, discuss and assess the performance of the Board, including Board committees, seeking input from senior management, the full Board and others. The assessment shall include an evaluation of the Board’s contribution as a whole, specific areas in which the Board and/or management believe better contributions could be made, and overall Board composition and makeup.

●	Establish and oversee procedures for the receipt, retention and treatment of complaints received by the Company (whether initiated by employees of the Company or outside third parties) with respect to legal and regulatory compliance (except for compliance relating to accounting, internal accounting controls, auditing matters and financial disclosure and reporting, all of which shall be the responsibility of the Audit Committee).

●	Recommend to the Board to establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal, business or other matters that may arise.

●	Oversee and review the processes and procedures used by the Company to provide information to the Board and its committees.

●	Review and discuss with management the Company’s major risks relating to the purview of the Committee, the Company’s policies for assessment and management of such risks, and the steps to be taken to control such risks, which may include the areas of clinical development, business development and alliance management, environmental health and safety, intellectual property, manufacturing and quality, procurement, or regulatory, or other risks as the Committee or the Board deems appropriate.

●	Investigate any matter brought to the Committee’s attention within the scope of the Committee’s duties.

●	Perform such other functions and have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

Meetings

The Committee will hold at least one regular meeting per year and additional meetings as the Committee deems appropriate. At the discretion of the Committee, members of management may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee.

Consultants and Advisors

The Committee may retain any independent counsel, experts or advisors that the Committee believes to be desirable and appropriate. The Committee may also use the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such persons employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms.

Minutes and Reports

The Committee shall maintain copies of minutes of each meeting of the Committee, and each written consent to action taken without a meeting, reflecting the actions authorized or taken by the Committee. A copy of the minutes of each meeting and all consents shall be placed in the Company’s minute book. Minutes of each meeting will be distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairperson will report to the Board from time to time or whenever so requested by the Board.

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